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                                                                   Exhibit 10.29


                                     FORM OF
                                PLEDGE AGREEMENT

         1. Recitals.

         HAWK CORPORATION, a Delaware corporation (together with its successors and assigns, "Borrower"), the lending institutions listed on Annex I to the Credit Agreement, as hereinafter defined (collectively, "Lenders" and, individually, each a "Lender"), and KEYBANK NATIONAL ASSOCIATION, as administrative agent for the Lenders ("Administrative Agent"), are parties to the Credit Agreement. [___________________________], a [___________] corporation
("Pledgor"), desires that the Lenders grant the financial accommodations to Borrower as described in the Credit Agreement.

         Pledgor, a subsidiary of Borrower whose financing is provided by the Loans, as hereinafter defined, and Letters of Credit, as hereinafter defined, deems it to be in the direct pecuniary and business interests of Pledgor that Borrower continue to obtain from the Lenders the Commitment, as defined in the Credit Agreement, and the Loans and Letters of Credit provided for in the Credit Agreement.

         Pledgor understands that the Lenders are willing to continue to grant the financial accommodations to Borrower pursuant to the Credit Agreement only upon certain terms and conditions, one of which is that Pledgor grant to Administrative Agent, for the benefit of the Lenders, a security interest in and an assignment of the Collateral, as hereinafter defined, and this Pledge Agreement (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is being executed and delivered in consideration of each financial accommodation granted to Borrower by the Lenders and for other valuable considerations.

         2. Definitions. Except as specifically defined herein, capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement. Unless otherwise defined in this Section 2, terms that are defined in Chapter 1308 or 1309 of the Ohio Revised Code, as in effect from time to time, are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

         2.1. "Collateral" shall mean, collectively, (a) the Pledged Securities and each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (b) the certificates representing the Pledged Securities, and
(c) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing.

         2.2. "Credit Agreement" shall mean the Credit Agreement executed by and among Borrower, the Lenders and Administrative Agent dated as of the 1st day of May, 1998, as amended and as the same may from time to time be further amended, restated or otherwise modified.
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         2.3. "Event of Default" shall mean an event or condition that constitutes an event of default pursuant to Section 7 hereof.

         2.4. "Foreign Subsidiary" shall mean a Subsidiary that is organized outside of the United States.

         2.5. "Hedge Agreement" shall mean any currency swap or hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower or any Eligible Subsidiary with Administrative Agent or any of the Lenders, or any of their respective affiliates, in connection with the Obligations.

         2.6. "Letter of Credit" shall mean any Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

         2.7. "Loan" shall mean any Loan, as defined in the Credit Agreement, granted pursuant to the Credit Agreement.

         2.8. "Obligations" shall mean, collectively, (a) all Loans and Letters of Credit; (b) all other indebtedness now owing or hereafter incurred by Borrower or any Eligible Subsidiary to Administrative Agent or any Lender pursuant to the Credit Agreement and any Note executed in connection therewith;
(c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all fees and other amounts payable by Borrower to Administrative Agent or any Lender pursuant to the Credit Agreement; (e) all obligations and liabilities of Borrower now existing or hereafter incurred to Administrative Agent or any Lender under, arising out of, or in connection with any Hedge Agreement; (f) every other liability, now or hereafter owing to Administrative Agent or any Lender by Borrower, Pledgor or any Eligible Subsidiary pursuant to the Credit Agreement or any other Credit Document; and
(g) all Related Expenses.

         2.9. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         2.10. "Pledged Securities" shall mean all of the shares of stock or other equity interest of each Subsidiary (other than a Foreign Subsidiary) of Pledgor owned by Pledgor, as listed on Exhibit A hereto, and all additional shares of stock or other equity interest of each Subsidiary (other than a Foreign Subsidiary) of Pledgor owned by Pledgor from time to time or acquired by Pledgor in any manner.

         2.11. "Related Expenses" shall mean any and all reasonable costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) (a) incurred by Administrative Agent or imposed upon or asserted against Administrative Agent or any Lender, in any attempt by Administrative Agent and the Lenders to (i) obtain, preserve, perfect or enforce any security interest evidenced by this Agreement, the Credit Agreement, any Credit Document, or any other document, instrument or agreement executed in connection with any of

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the foregoing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments and audits of Pledgor or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid.

         3. Security Interest. Pledgor hereby grants to Administrative Agent, for the benefit of the Lenders, a security interest in and an assignment of the Collateral as security for the Obligations. For the better protection of Administrative Agent and the Lenders hereunder, Pledgor has executed appropriate transfer powers, in the form of Exhibit B hereto, with respect to the Pledged Securities and, concurrently herewith, is depositing the Pledged Securities and the aforesaid transfer powers with Administrative Agent, for the benefit of the Lenders. Pledgor authorizes Administrative Agent, on behalf of the Lenders, at any time after the occurrence of an Event of Default, to transfer the Pledged Securities into the name of Administrative Agent or Administrative Agent's nominee, but Administrative Agent shall be under no duty to do so. Notwithstanding any provision or inference herein or elsewhere to the contrary, Administrative Agent shall have no right to vote the Pledged Securities at any time unless and until there shall have occurred an Event of Default.

         4. Pledgor's Representations and Warranties. Pledgor represents and warrants to Administrative Agent and the Lenders as follows:

         4.1. Pledgor is the legal record and beneficial owner of, and has good and marketable title to, the Pledged Securities, and the Pledged Securities are not subject to any pledge, lien, mortgage, hypothecation, security interest, charge, option, warrant or other encumbrance whatsoever, nor to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor that would include such Pledged Securities, except the security interest created by this Agreement or otherwise securing only Administrative Agent and the Lenders.

         4.2. All of the Pledged Securities have been duly authorized and validly issued, and are fully paid and non-assessable.

         4.3. Pledgor has full power, authority and legal right to pledge all of the Pledged Securities pursuant to the terms of this Agreement.

         4.4. No consent, license, permit, approval or authorization, filing or declaration with any governmental authority, domestic or foreign, and no consent of any other Person, is required to be obtained by Pledgor in connection with the pledge of the Pledged Securities hereunder, that has not been obtained or made, and is not in full force and effect.

         4.5. The pledge, assignment and delivery of the Pledged Securities hereunder creates a valid first lien on, and a first perfected security interest in, the Pledged Securities and the proceeds thereof.


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         4.6. The Pledged Securities constitute one hundred percent (100%) of the outstanding capital stock of each Subsidiary (other than a Foreign Subsidiary) of Pledgor.

         4.7. Pledgor fully anticipates that the Obligations will be repaid without the necessity of selling the Pledged Securities.

         4.8. Pledgor has received consideration that is the reasonable equivalent value of the obligations and liabilities that Pledgor has incurred to Administrative Agent and the Lenders. Pledgor is not insolvent, as defined in any applicable state or federal statute, nor will Pledgor be rendered insolvent by the execution and delivery of this Agreement to Administrative Agent, for the benefit of the Lenders. Pledgor is not engaged or about to engage in any business or transaction for which the assets retained by Pledgor are or will be an unreasonably small amount of capital, taking into consideration the obligations to Administrative Agent and the Lenders incurred hereunder. Pledgor does not intend to incur debts beyond Pledgor 's ability to pay them as they mature.

         4.9. If the Pledged Securities are "restricted securities" within the meaning of Rule 144, or any amendment thereof, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel for Pledgor, Pledgor further represents and warrants that, except as disclosed in writing to Lender, (a) Pledgor has been the beneficial owner of the Pledged Securities for a period of at least two years prior to the date hereof, (b) the full purchase price or other consideration for the Pledged Securities has been paid or given at least two years prior to the date hereof, and (c) Pledgor does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledged Securities or any other securities convertible into securities of such class.

         5. Termination. At such time as the Obligations shall have been irrevocably paid in full, the Commitment, as defined in the Credit Agreement, terminated, and the Credit Agreement terminated and not replaced by any other credit facility with Administrative Agent and the Lenders, Pledgor shall have the right to terminate this Agreement. Upon written request of Pledgor, Administrative Agent shall promptly execute and deliver to Pledgor appropriate releases with respect to the Collateral and return all of the Pledged Securities to Pledgor.

         6. Additional Covenants of Pledgor.

         6.1. Pledgor covenants and agrees to defend the right, title and security interest of Administrative Agent and the Lenders in and to the Pledged Securities and the proceeds thereof, and to maintain and preserve the lien and security interest provided for by this Agreement against the claim and demands of all Persons, so long as this Agreement shall remain in effect.

         6.2. Pledgor covenants and agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Pledged Securities, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and any security agreement securing only Administrative Agent and the Lenders.


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         6.3. Pledgor covenants and agrees (a) to cooperate, in good faith, with
Administrative Agent and the Lenders and to do or cause to be done all such other acts as may be necessary to enforce the rights of Administrative Agent and the Lenders under this Agreement, (b) not to take any action, or to fail to take any action that would be adverse to the interest of Administrative Agent and the Lenders in the Collateral and hereunder, and (c) to make any sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales at Pledgor's expense.

         7. Events of Default.

         7.1. Any of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default, as defined in the Credit Agreement, shall occur under the Credit Agreement; (b) any representation, warranty or statement made by Pledgor in or pursuant to this Agreement or in any other writing received by Administrative Agent or the Lenders in connection with the Obligations shall be false or erroneous in any material respect; or (c) Pledgor shall fail or omit to perform or observe any agreement made by Pledgor in or pursuant to this Agreement or in any other writing received by Administrative Agent or the Lenders pursuant hereto.

         7.2. Upon the occurrence of an Event of Default hereunder, and at all times thereafter, Administrative Agent, in its discretion, may sell, assign, transfer and deliver the Collateral, or any part thereof, at any time, or from time to time. No prior notice need be given to Pledgor or to any other Person in the case of any sale of Collateral that Administrative Agent determines to be declining speedily in value or that is customarily sold in any securities exchange, over-the-counter market or other recognized market, but in any other case Administrative Agent shall give Pledgor no fewer than ten (10) days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Pledgor waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Administrative Agent or any Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Pledgor hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Administrative Agent may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Administrative Agent in its sole discretion may deem advisable. Any excess, to the extent permitted by law, shall be paid to Pledgor, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Administrative Agent shall at all times have the right to obtain new appraisals of Pledgor or the Collateral, the cost of which shall be paid by Pledgor.

         8. Attorney-in-Fact. Pledgor hereby authorizes and empowers Administrative Agent, on behalf of the Lenders, to make, constitute and appoint any officer or agent of Administrative Agent as Administrative Agent may select, in its exclusive discretion, as

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Pledgor's true and lawful attorney-in-fact, with the power to endorse Pledgor's name on all applications, documents, papers and instruments necessary for Administrative Agent to take actions with respect to the Collateral after the occurrence of an Event of Default, including, without limitation, actions necessary for Administrative Agent to assign, pledge, convey or otherwise transfer title in or dispose of the Collateral to any Person. Pledgor ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the life of this Agreement.

         9. Costs and Expenses. If Pledgor fails to comply with any of its obligations hereunder, Administrative Agent may do so in Pledgor's name or in Administrative Agent's name, but at Pledgor's expense, and Pledgor hereby agrees to reimburse Administrative Agent and the Lenders in full for all expenses, including reasonable attorneys' fees, incurred by Administrative Agent and the Lenders in protecting, defending and maintaining the Collateral. Without limiting the foregoing, any and all reasonable fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, maintenance fees, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by Pledgor upon request of Administrative Agent.

         10. Notice. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to Pledgor, at the address specified on the signature page of this Agreement, if to any Lender, at its address specified for such Lender on Annex I to the Credit Agreement, and if to Administrative Agent, at the Notice Office, as defined in the Credit Agreement; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         11. Interpretation. Each right, power or privilege specified or referred to in this Agreement is in addition to any other rights, powers and privileges that Administrative Agent or the Lenders may have or acquire by operation of law, by other contract or otherwise. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power or privilege by Administrative Agent and the Lenders shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise thereof or of any other, as each right, power or privilege may be exercised by Administrative Agent and the Lenders either independently or concurrently with other rights, powers and privileges and as often and in such order as Administrative Agent and the Lenders may deem expedient. No waiver or consent granted by Administrative Agent and the Lenders in respect of this Agreement shall be binding upon Administrative Agent and the Lenders unless specifically granted in writing, which writing shall be strictly construed.

         12. Assignment and Successors. This Agreement shall not be assigned by Pledgor without the prior written consent of Administrative Agent. This Agreement shall bind the

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successors and permitted assigns of Pledgor and shall benefit the successors and assigns of Administrative Agent and the Lenders.

         13. Severability. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         14. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Pledgor and Administrative Agent and the Lenders hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Credit Agreement, any Credit Document, or any other document, instrument or agreement executed in connection with any of the foregoing, and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Pledgor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Pledgor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         15. Maximum Liability of Pledgor. Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Pledgor from other affiliates of Borrower) would not render the rights to payment of Administrative Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.


                  [Remainder of page intentionally left blank.]


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         16. JURY TRIAL WAIVER. PLEDGOR, ADMINISTRATIVE AGENT AND THE LENDERS
WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG, PLEDGOR, BORROWER, ANY ELIGIBLE SUBSIDIARY, ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

         Executed and delivered at Cleveland, Ohio, as of the ____ day of November, 2001.


Address: 200 Public Square                  [______________________________]
         Suite 30-5000
         Cleveland, Ohio 44114
         Attention:  Chief Financial Officer    By:___________________________

                                                Name:_________________________

                                                Title:________________________



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                                    EXHIBIT A

                               PLEDGED SECURITIES

Name of Subsidiary           Number of Shares                Certificate Number
------------------           ----------------                ------------------


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                                    EXHIBIT B

                          FORM OF STOCK TRANSFER POWER

         FOR VALUE RECEIVED, [__________________________], a [___________]
corporation, hereby sells, assigns and transfers unto ___________________ (_______) Shares of the _________________________ Capital Stock of
___________________________________ standing in ___________ name on the books of said corporation and represented by Certificate No. _________ herewith and does hereby irrevocably constitute and appoint ________________ attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
                                             [______________________________]

Dated ________________________               By:_______________________________

                                             Name:_____________________________

                                             Title:____________________________


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